CONNECTICUT NATURAL GAS CORPORATION
                            DEFERRED COMPENSATION PLAN
                                 TRUST AGREEMENT



        This Agreement made this 1st day of March, 1999, by and between

   Connecticut Natural Gas Corporation (the "Employer") and Putnam Fiduciary

   Trust Company (the "Trustee");

                              W I T N E S S E T H :

        WHEREAS, the Employer has adopted the Connecticut Natural Gas

   Corporation Deferred Compensation Plan (the "Plan");



        WHEREAS, the Employer has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such

   Plan;



        WHEREAS, the Employer wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Employer's creditors in the event of the Employer's

   Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;



        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the

   Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security

   Act of 1974 ("ERISA");





        WHEREAS, it is the intention of the Employer to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;



        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:



   SECTION 1.  ESTABLISHMENT OF TRUST



        (a)  The Employer hereby establishes with the Trustee a Trust consisting of such sums of money and other property as shall from time to time be paid or delivered to the Trustee and the earnings and profits thereon.  All such assets, all such investments made therewith and proceeds thereof, less the payments or other distributions which at the time of reference shall have been made by the Trustee as authorized herein, shall be held, administered and disposed of by the Trustee as provided in this Trust

   Agreement.



        (b)  The Trust hereby established shall be irrevocable.  The Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the assets of the Trust before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.



        (c)  The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part 1, subchapter J,



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   Chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.



        (d)  The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth.  Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in,

   any assets of the Trust.  Any rights created under the Plan and this Trust

   Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Employer.  Any assets held by the Trust will be subject to the claims of the Employer's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a)

   herein.



         (e) The Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.  Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.



         (f) If a plan administrator other than the Employer has been appointed pursuant to the Plan, such administrator may act on behalf of the Employer named above for all purposes of this Agreement.





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         (g) This trust may be adopted by affiliates of the Employer named above, in order to satisfy their obligations under the Plan, with the knowledge and consent of such Employer.  Such adoption shall be accomplished by signing the Agreement as provided below.  In the event that one or more affiliated employers adopts the Trust, the following rules shall apply notwithstanding anything to the contrary:



             (i)  The powers and obligations reserved for the "Employer" under

   Sections 5, 7, 8, 9, 10, 11   and 12 shall remain exclusively vested in the

   entity first named above, i.e. Connecticut Natural Gas Corporation.



             (ii)  For purposes of Sections 2, 3, 4, 6 and 13, "Employer" shall mean, with respect to each separate adopting entity, only that entity.

   Without limiting the foregoing, the provisions of Section 3 shall apply separately to each such entity, and the assets attributable to an adopting entity's contributions shall be subject to the claims of only that entity's general creditors, regardless of the solvency or obligations of any other adopting entity.



             (iii)  A separate adopting entity other than Connecticut Natural

   Gas Corporation may terminate its participation in the Trust, subject to

   Section 12(b), by written notice to the Trustee and to Connecticut Natural

   Gas Corporation.









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   SECTION 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR
               BENEFICIARIES

        (a)  The Employer shall deliver to the Trustee a schedule (the "Payment

   Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiary), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts.  Except as otherwise provided herein, the Trustee shall make payments to the Employer on behalf of Plan participants and their beneficiaries in accordance with such Payment Schedule, in which case the

   Employer shall pay to the Participant or beneficiary directly the required amount.  The Employer shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities.



        (b)  The entitlement of a Plan participant or beneficiary to benefits under the Plan shall be determined by the Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.



        (c)  The Employer may make payment of benefits, less income taxes, and

   FICA taxes to the extent applicable, directly to Plan participants or their beneficiaries as they become due under the terms of the Plan.  The Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their


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   beneficiaries, and if such payments are made, may be reimbursed from Trust to the extent of such benefits.  In addition, if the principal of the Trust,

   and any earnings thereon, are not sufficient to make payments of Plan benefits directly from the Trust, the Employer shall make the balance of each such payment as it falls due.  The Trustee shall notify the Employer when principal and earnings are not sufficient.



   SECTION 3.  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
               BENEFICIARY WHEN THE EMPLOYER IS INSOLVENT

        (a)  The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Employer is Insolvent.  The Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the

   Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States

   Bankruptcy Code.



        (b)  At all times during the continuance of this Trust, as provided in

   Section I (d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below.



        (1)  The Board of Directors and the Chief Executive Officer of the

   Employer shall have the duty to inform the Trustee in writing of the

   Employer's Insolvency.  If a person claiming to be a creditor of the

   Employer alleges in writing to the Trustee that the Employer has become

   Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of







   benefits to Plan participants or their beneficiaries.



        (2)  Unless the Trustee has actual knowledge of the Employer's

   Insolvency, or has received notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent.  The Trustee may in all events rely on such evidence concerning the Employer's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Employer's solvency.  The Trustee may, however, at any time inquire in writing of the

   Chief Executive Officer of the Employer as to whether the Employer is

   Insolvent, and unless the Trustee receives written confirmation from such

   Chief Executive Officer within ten (1O) days, that the Employer is not

   Insolvent, the Trustee shall be deemed to have actual notice that the

   Employer is Insolvent and shall act accordingly.



        (3)  If at any time the Trustee has determined that the Employer is

   Insolvent or under paragraph (2), the Trustee is deemed to have actual notice that the Employer is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Employer's general creditors.

   Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan or otherwise.





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        (4)  The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this

   Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).



        (c)  Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b)

   hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Employer in lieu of the payments provided for hereunder during any such period of discontinuance.



   SECTION 4.  PAYMENTS TO THE EMPLOYER



        Except as provided in Section 2(c) and 3 hereof, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before all benefit payments have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.



   SECTION 5.  INVESTMENT AUTHORITY



        (a)  The Trustee shall invest and reinvest the assets of the Trust in



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   shares of any open-end registered investment company for which Putnam

   Investment Management, Inc. serves as investment advisor or for which Putnam

   Mutual Funds Corp. is the principal underwriter, as directed by the

   Employer.  Except as provided in (b) below, all rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.



        (b)  Any voting rights with respect to Trust assets will be exercised by the Employer.



        (c)  The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by CTG Resources, Inc., as directed by the Employer.



        (d)  The Employer shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.  This right is exercisable by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.



        (e)  Except to the extent that such powers may be limited by applicable regulatory authority, or as otherwise directed by the Employer in writing,

   the Trustee shall have the following powers and rights, and be subject to the following duties with respect to the Trust, in addition to those provided elsewhere in the Trust or by law:



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        (1)  To receive and hold all contributions paid to it under the Plan;

   provided, however, that it shall have no duty to require any contributions to be made to it.



        (2)  To retain in cash or cash equivalents either all or a portion of the Trust, either to await investment or to meet contemplated payments of

   Plan benefits, and to deposit funds (in savings accounts, certificates of deposit or checking accounts) in any financial institution supervised by the

   United States or a State, including, if the Trustee is a bank, its own banking department or the banking department of an affiliate, if such deposits bear a reasonable rate of interest.



        (3)  To invest in units of any common trust fund or money market or daily interest fund operated or approved by the Trustee.



        (4)  To make payments from the Trust to such persons, in such manner,

   at such times and in such amounts as the Employer shall direct, without inquiring as to whether a payee is entitled to the payment or as to whether the payment is proper, to the extent such payment is made in good faith without actual notice or knowledge of the impropriety of such payment.



        (5)  As directed by the Employer, to compromise, contest, arbitrate,

   settle or abandon claims and demands.



        (6)  As directed by the Employer, to begin, maintain or defend any litigation necessary or appropriate in connection with the investment,



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   reinvestment and administration of the Trust.



        (7)  To hold securities in its name as Trustee or in the name of its nominee or nominees, or in such other form as it determines best, with or without disclosing the trust relationship, and to execute such documents as are necessary to accomplish the foregoing; provided, however, that the records of the Trustee shall indicate the actual ownership of such securities or other property.



        (8)  To make, execute, acknowledge and deliver any and all instruments that may be necessary or appropriate to carry out the powers herein granted.



        (9)  To require, before making any payment, such release or other document from any taxing authority or such indemnity from the intended payee as the Trustee deems necessary.



   SECTION 6.  DISPOSITION OF INCOME



        During the term of the Trust, all income received by the Trust shall be accumulated and reinvested.



   SECTION 7.  ACCOUNTING BY THE TRUSTEE



        The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing



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   between the Employer and the Trustee.  Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Employer a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the

   Trust at the end of such year or as of the date of such removal or resignation, as the case may be.



   SECTION 8.  RESPONSIBILITY OF THE TRUSTEE



        (a)  The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Employer which is contemplated by, and in conformity with, the terms of the Plan or the Trust and is given in writing by the Employer.  In the event of a dispute between the Employer and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.





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        (b)  If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Employer agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.  If the Employer does not pay such costs, expenses and liabilities within 30 days of being billed for such amounts, the Trustee may obtain payment from the Trust.



        (c)  The Trustee may consult with legal counsel (who may also be counsel for the Employer) with respect to any of its duties or obligations hereunder.



        (d)  The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.



        (e)  The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.



        (f)  Notwithstanding any powers granted to the Trustee pursuant to this

   Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the

   Internal Revenue Code.





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   SECTION 9.  COMPENSATION AND EXPENSES OF THE TRUSTEE; PAYMENT OF
               ADMINISTRATION EXPENSES


        The Employer shall pay all administrative expenses of the Plan and

   Trust and the Trustee's fees and expenses.  However, if not so paid within

   30 days of the billing of such amounts, the fees and expenses of the Trustee shall be paid from the Trust.



   SECTION 10.  RESIGNATION AND REMOVAL OF THE TRUSTEE



        (a)  The Trustee may resign at any time by written notice to the

   Employer, which shall be effective 60 days after receipt of such notice unless the Employer and the Trustee agree otherwise.



        (b)  The Trustee may be removed by the Employer on 60 days' notice or upon shorter notice accepted by the Trustee.



        (c)  Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee.  The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Employer extends the time limit.



        (d)  If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section.  If no such appointment has been made, the Trustee may apply to a court of








   competent jurisdiction for appointment of a successor or for instructions.

   All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.



   SECTION 11.  APPOINTMENT OF SUCCESSOR



        (a)  If the Trustee resigns or is removed in accordance with Section

   10(a) or (b) hereof, the Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal.  The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets.  The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer.



        (b)  The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to

   Section 7 and 8 hereof The successor Trustee shall not be responsible for,

   and the Employer shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior

   Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.



   SECTION 12.  AMENDMENT OR TERMINATION










        (a)  This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer.  Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan nor shall make the

   Trust revocable.



        (b)  The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan.  Upon written approval of all participants and beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Employer may terminate the Trust prior to the time all benefit payments have been made.  Upon termination of the Trust,

   any assets remaining in the Trust shall be returned to the Employer.



   SECTION 13.  MISCELLANEOUS



        (a)  Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.



        (b)  Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment,

   garnishment, levy, execution or other legal or equitable process.



        (c)  This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.








        (d)  This Agreement shall be binding upon and inure to the benefit of any successor to the Employer or any affiliate thereof that has adopted this

   Trust as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto.



        (e)  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together constitute only one agreement.



   SECTION 14.  EFFECTIVE DATE



        This Trust Agreement shall be effective as of March 1, 1999.



        IN WITNESS WHEREOF, the parties have caused this agreement to be signed on their behalves by their duly authorized officers this 26th day of

   February, 1999.


                                 CONNECTICUT NATURAL GAS CORPORATION


                                      S/ Jean S. McCarthy
                                 By:

                                 Title V P Human Resources


                                 PUTNAM FIDUCIARY TRUST COMPANY


                                      S/ Maureen Philips
                                 By:

                                 Title  Managing Director










   The following affiliate of the Employer named above hereby adopts the Trust as of the dates set forth below:

                                 THE ENERGY NETWORK, INC.


                                     S/ Jean S. McCarthy
                                 By:

                                 Title  V P Human Resources

                                 Effective:  March 1, 1999










































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